EXHIBIT 99A1

AMENDED AND RESTATED
CODE OF ETHICS
OF
EAGLE CAPITAL GROWTH FUND, INC.
Under Rule 17j-1 of the Investment Company Act of 1940

Eagle Capital Growth Fund, Inc. (the “Fund”) has adopted, by a vote of its board of directors, including a majority who are not interested persons (the “Board”), this Amended and Restated Code of Ethics (“Code of Ethics”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “Investment Company Act”).

Sims Capital Management LLC (the “Advisor”) is the investment adviser for the Fund.  The Advisor is a registered investment adviser subject to the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and, as such, maintains its own policies and procedures, including among other things, its own code of ethics pursuant to the Investment Advisers Act.

I.	Applicability

This Code of Ethics applies to (a) all Access Persons as defined in Rule 17j-1; and (b) any natural person who is in a control relationship to the Fund or the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities (as hereinafter defined) by the Fund.

Under Rule 17j-1 of the Investment Company Act,” “Access Person” includes, among others, any Advisory Person of the Fund or of the Advisor and any director, officer or general partner of a principal underwriter (“Underwriter”), who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the Underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

“Advisory Person” means any director, officer or employee of the Fund or the Advisor (or of any company in a control relationship to the Fund or the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Covered Securities.

Since the Advisor’s primary business is advising the Fund, all of the Advisor’s directors and officers are presumed to be Access Persons.  In addition, all of the Fund’s directors and officers are presumed to be Access Persons of the Fund.

The Advisor is required to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Investment Company Act.  Such code must also be approved by the Board, including any material changes, thereto, in accordance with the requirements of Rule 17j-1(c)(1).

The personal investment policies, procedures and restrictions that specifically apply to Access Persons apply to all accounts and securities in which the Access Person has direct or indirect beneficial ownership. An explanation of what constitutes beneficial ownership is attached as Exhibit A.

“Securities” are defined as set forth in Section 2(a)(36) of the Investment Company Act.   “Covered Securities” are all Securities other than (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies registered under the Investment Company Act.

II.	Statement of Principles

Access Persons must:

▪	Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

▪
Take all reasonable measures to protect the confidentiality of non-public information about the Fund, and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or a legal or regulatory process;

▪	Comply with applicable government laws, rules and regulations; and

▪	Promptly report any violation of the Code of Ethics to the President of the Fund, and provide a copy of the report to the Chief Compliance Officer of the Fund.

Access Persons owe a fiduciary duty to the Fund and to the Fund’s shareholders and to the Advisor when conducting their personal investment transactions.  At all times and in all matters such persons shall place the interests of the Fund before their personal interests.  All Access Persons of the Advisor shall place the interests of the Advisor and its clients before their personal interests.  The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions.

No Access Person, affiliated person of the Fund, Advisor or Underwriter shall, in connection with the purchase or sale, directly or indirectly, by such person of any Covered Security (or any option to purchase or sell, or any security convertible into or exchangeable for a Covered Security) which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or the Advisor for purchase by the Fund:

1.           Employ any device, scheme or artifice to defraud the Fund;

2.           Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3.           Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

4.           Engage in any manipulative practice with respect to the Fund.

Further, all Access Persons are always prohibited from effecting personal securities transactions based on material, non-public information.

All personal securities transactions by Access Persons shall adhere to the requirements of this Code of Ethics and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person’s position of trust and responsibility.  While this Code of Ethics is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations.  In this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

III.           Standards of Business Conduct

In furtherance of the Statement of Principles, Access Persons must adhere to the following practices:

Compliance with Laws, Rules and Regulations.  The Fund expects its Access Persons to comply with all laws, rules and regulations applicable to their operations and business.  Access Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.  The Fund, as a registered investment company, is subject to regulation by the Securities and Exchange Commission (the “Commission”).  Access Persons must comply with all applicable federal securities laws, rules and regulations relating to the Fund and the Advisor.  “Federal securities laws” means the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934 (the “1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title IV of the Gramm-Leach-Bliley Act, any rules adopted by the Commission, under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Conflicts of Interest.  Access Persons have an obligation to act in the best interests of the Fund.  Access Persons should avoid any activity, interest or association outside the Fund that could impair their ability to perform their work objectively and effectively or that could give the appearance of interfering with their responsibilities on behalf of the Fund and its shareholders.

It is not possible to describe every situation in which a conflict of interest may arise.  The following, however, are examples of situations that may raise a conflict of interest (unless permitted by law and Fund policies):

▪	Accepting special favors as a result of the position of an Access Person with the Fund from any person or organization with which the Fund or Advisor has a current or potential business relationship;

▪	Directing business to or receiving business from a supplier or broker owned or managed by, or which employs, the Access Person, a relative or a friend.

In no event, however, shall investments in any security in accordance with this Code of Ethics be considered a conflict of interest with the Fund.

Access Persons shall promptly report any potential relationships, actions or transactions (including those involving family members) that reasonably could be expected to give rise to a conflict of interest to the President of the Fund, with a copy to the Chief Compliance Officer of the Fund.

Fair Dealing.  Access Persons must keep the best interests of the Fund and its shareholders paramount and endeavor to deal fairly with suppliers, brokers, the public and one another.  No Access Person should take unfair advantage of anyone through manipulation, abuse of privileged information, misrepresentation of facts or any unfair dealing practice.

Gifts.  Access Persons may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business with the Fund, or any affiliate thereof.  Access Persons may accept gifts from a single donor so long as the aggregate annual value does not exceed $100 and Access Persons may attend business meals, local sporting events and other entertainment events at the expense of the donor, so long as the expense is reasonable and both the Access Person and the donor are present.

Corporate Opportunities.  Access Persons shall not take for themselves personally opportunities that are discovered through the use of their positions with the Fund, except with approval from the Fund’s Board or, as applicable, the Fund’s Audit Committee.  In no event, however, shall investment in any security made in accordance with this Code of Ethics be considered a business opportunity of the Fund.

Proprietary and Confidential Information.  Proprietary and confidential information generated and gathered in the Fund’s business are vital assets.  Protecting this information is critical to the Fund’s reputation for integrity and relationship with its shareholders and ensures compliance with complex regulations governing investment companies and investment advisors.  Accordingly, Access Persons should maintain all proprietary and confidential information in strict confidence, except when disclosure is authorized by the Fund or required by law.

“Proprietary Information” includes all non-public information that might be useful to competitors or that could be harmful to the Fund or its shareholders, if disclosed.  It includes, for example, intellectual property, business plans, personal employee information and unpublished financial information.

“Confidential Information” is information that is not generally known to the public about the Fund, its shareholders or other parties with whom the Fund has a relationship and that have an expectation of confidentiality.

Unauthorized use or distribution of proprietary or confidential information violates Fund policy and could be illegal.  Such use or distribution could result in negative consequences for the Fund and the individuals involved, including potential legal or disciplinary actions.  The obligation of Access Persons to protect the Fund’s proprietary and confidential information continues even after they leave employment or service with the Fund.  Access Persons have an obligation to return all such information in their possession upon their departure.

Inside Information.  Using inside information to trade securities or to “tip” a family member, friend, or any other person, is illegal.  All non-public information about the Fund, its shareholders or any other company that may have a significant impact on the price of a security, or that a reasonable investor may consider important in making an investment decision, should be considered inside information.  Access Persons may never, under any circumstances, trade, encourage others to trade, or recommend securities based on inside information, including information about the Advisor’s securities recommendations.  In addition, the officers of the Fund should take whatever steps they deem necessary to safeguard this sensitive information and control the dissemination of this sensitive information both within and outside the Fund.

IV.	Enforcement

It is the responsibility of each Access Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this Code of Ethics.  The Fund takes seriously its obligation to monitor the personal investment activities of its Access Persons.  Access Persons must report all violations of this Code of Ethics by themselves or others to the President of the Fund and provide a copy of the report to the Chief Compliance Officer of the Fund.  Any violation of this Code of Ethics by Access Persons will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this Code of Ethics by a director of the Fund will be reported to the Board of the Fund which may impose such sanctions as it deems appropriate.

V.	Blackout Period

No Access Person shall purchase or sell, directly or indirectly, any Covered Security if he/she has knowledge at the time of such transaction that the Covered Security is being purchased or sold, or is being considered for purchase or sale, by the Fund. The blackout period (“Blackout Period”) shall be in effect for fifteen (15) calendar days before and after the Fund trades in that Covered Security, and during the period while the Covered Security is being considered for purchase or sale by the Fund.

This Blackout Period requirement shall not apply to any purchase or sale, or series of related transactions by the Fund involving the same or related securities, involving one thousand (1,000) or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $2.0 billion and is listed on a U.S. stock exchange or quoted on NASDAQ.

VI.           Prohibited Transactions

The transactions listed below by Access Persons are prohibited without the prior written approval from the President of the Fund or his/her designee, with a copy of the approval provided by the Access Persons to the Chief Compliance Officer of the Fund.

1.           The purchase of a limited offering (i.e., an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 of Regulation D under the 1933 Act); or

2.           The acquisition of any securities in an initial public offering (i.e., an offering of securities registered under the 1933 Act by an issuer which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

VII.	Prohibited Recommendations

No Access Person shall recommend or execute any transaction in any Covered Securities by the Fund without having disclosed, in writing, to the President of the Fund, or his/her designee, with a copy provided by the Access Person to the Chief Compliance Officer, any direct or indirect interest in such securities or issuers, except for those securities purchased or sold by the Fund pursuant to the “Large Cap/De Minimis” exemption described in Section V above.  Prior written approval of such recommendation or execution also must be received from the President of the Fund, or his/her designee, with a copy provided to the Chief Compliance Officer of the Fund.  The direct or indirect interest in such securities or issuers could be in the form of:

1. Any direct or indirect beneficial ownership of any securities of such issuer

2. Any contemplated transaction by the person in such securities;

3. Any position with such issuer or its affiliates; or

4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

VIII.	Acknowledgment and Reporting Requirements

The Fund must (a) identify all Access Persons who are required to make the reports listed below and inform them of their reporting obligations; and (b) provide Access Persons with copies of this Code of Ethics and any amendments thereto.  All Access Persons must certify that they have received copies of this Code of Ethics, and have read and understood its provisions, including their reporting obligations. In addition, except as otherwise provided in Item 7 of this Section VII, all Access Persons must:

1.  Acknowledge receipt of this Code of Ethics and any amendments thereto, in writing (see Exhibit B for the form of Acknowledgment).

2.  No later than 10 days after becoming an Access Person, must provide information which must be current as of a date no more than 45 days prior to the date of becoming an Access Person, to the President of the Fund, with a copy to the Chief Compliance Officer of the Fund, with respect to all Covered Securities, including Fund shares, directly or indirectly beneficially owned and any existing personal brokerage relationships when such person became an Access Person (Access Persons must also disclose any new brokerage relationships whenever established). Such information should be provided in the form attached as Exhibit C.  Fund directors shall deliver the information, except that a Fund director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make reports solely by reason of being a Fund director, is not required to make the initial holdings report required above.

3.  No later than 30 days after the end of each calendar quarter, provide information to the President of the Fund, with a copy to the Chief Compliance Officer of the Fund relating to securities transactions executed during the previous quarter with respect to all Covered Securities, including Fund shares, directly or indirectly beneficially owned. Such information should be provided in the form attached as Exhibit D.  Fund directors shall deliver the information, except that a Fund director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make reports solely by reason of being a Fund director, need only make the quarterly transaction reports required above as to any Covered Security the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

4.  Submit an annual holdings report containing similar information that must be current as of a date no more than 45 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations. Such information should be provided in the form attached as Exhibit E.  Fund directors shall deliver the information, except that a Fund director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make reports solely by reason of being a Fund director, is not required to make the annual holdings report required above.

5.       Certify on an annual basis that he/she has read and understood the Code of Ethics, has complied with the requirements of the Code of Ethics and that he/she has disclosed or reported all personal securities transactions, brokerage relationships and securities accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

6.       The reports described in Items 2, 3 and 4 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

7.  An Access Person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

8.  An Access Person need not make a quarterly transaction report (Section VIII, No. 3 above) with respect to transactions effected pursuant to an automatic investment plan.  An “automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

9.  The President of the Fund or his/her designee shall review all of the reports submitted pursuant to this Section VIII.

10.  An Access Person need not make a quarterly report (Section VIII, No. 3 above) if the report would duplicate information contained in broker trade confirmation or account statements that are held in the records of the Fund so long as such confirmations or statements are received by the Fund no later than 30 days after the end of the applicable calendar quarter.

11.  The exceptions to the reporting requirements as set forth in Rule 17j-1(d)(2) of the Investment Company Act are also incorporated herein.

12.  Access Persons need to pre-clear all personal transactions, in public securities and private offerings, with the CCO prior to the transactions except that a Fund director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to pre-clear transactions solely by reason of being a Fund director, is not required to pre-clear transactions as required above.  The CCO needs to obtain pre-clearance of all personal transactions, in public securities and private offerings, with the highest-ranking non-CCO member of the advisor prior to the transactions.

IX.	Handling of Disgorged Profits

Any amounts that are paid/disgorged by an Access Person under this Code of Ethics shall be donated by the Fund to one or more charities.  Amounts donated may be aggregated and paid to such charity or charities at the end of each year.

X.	Confidentiality

All information obtained from any Access Person pursuant to this Code of Ethics shall be kept in strict confidence, except that such information will be made available to the Commission or any other regulatory or self-regulatory organization or to the Fund Board to the extent required by law, regulation or this Code of Ethics.

XI.	Other Laws, Rules and Statements of Policy

Nothing contained in this Code of Ethics shall be interpreted as relieving any person subject to the Code of Ethics from acting in accordance with the provision of any applicable law, rule or regulation, or, in the case of employees of the Fund, any statement of policy or procedure governing the conduct of such person adopted by the Fund, its affiliates and subsidiaries.

XII.	Retention of Records

All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this Code of Ethics and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the Investment Company Act. The President of the Fund shall designate the person or the department responsible for maintaining records created under this Code of Ethics. Without limiting the generality of the foregoing, the Fund shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special, or other examination:

1.   A copy of each code of ethics for the Fund that is in effect, or at any time within the past five years was in effect shall be maintained;

2.   A record of any violation of each code of ethics, and of any action taken as a result of the violation, shall be maintained for at least five years after the end of the fiscal year in which the violation occurs;

3.   A copy of each report made by an Access Person as required by Rule 17j-1 of the Investment Company Act, including any information provided in lieu of reports, shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided;

4.   A record of all persons, currently or within the past five years, who are or were required to make reports pursuant to Rule 17j-1 of the Investment Company Act, or who are or were responsible for reviewing these reports, shall be maintained;

5.   A copy of each report to the Board of the Fund made pursuant to Section XV shall be maintained for at least five years after the end of the fiscal year in which it is made; and

6.   The Fund shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of any securities described in Section VI.

XIII.	Monitoring

The Fund takes seriously its obligation to monitor the personal investment activities of Access Persons and to review the periodic reports of all Access Persons.  Personal investment transaction activity will be monitored by the President of the Fund or his/her designee.  All noted deviations by Access Persons who are employees from the requirements of this Code of Ethics will be referred back to the Access Person and his or her supervisor for follow-up and resolution. Any noted deviations by Fund or Advisor directors will be reported to the Fund’s Board for consideration and follow-up as contemplated by Section IV hereof.

XIV.	Exceptions to the Code of Ethics

Any exceptions to this Code of Ethics must have the prior written approval of the President of the Fund or his/her designee, which approval shall not be given unless such exception would be in compliance with applicable laws and regulations, including, without limitation, Rule 17j-1 under the Investment Company Act.  Copies of such written approvals shall be provided to the Chief Compliance Officer of the Fund.  Any questions about this Code of Ethics should be directed to the President of the Fund or his/her designee.

XV.	Board Review

The President of the Fund or his/her designee shall provide or cause to be provided to the Board, on an annual basis, a written report that: (i) describes any issues arising under the respective code of ethics of the Fund of the Advisor since the last report to the Board, including, but not limited to, information about material violations of the respective code of ethics of the Fund of the Advisor and sanctions imposed in response to the material violations, and (ii) certifies that the Fund and Advisor have adopted procedures reasonably necessary to prevent Access Persons from violating the respective code of ethics of the Fund and the Advisor.

XVI.	Amendments

With respect to non-material amendments, this Code of Ethics may be amended from time to time by the President of the Fund.  Any material amendment of this Code of Ethics shall be submitted to the Board of the Fund for approval in accordance with Rule 17j-1 under the Investment Company Act.  Such material amendment shall become effective upon such date of approval or at such earlier date as determined by the Secretary of the Fund.  As provided above, the Board shall also approve all material amendments to the code of ethics of the Advisor in accordance with Rule 17j-1 under the Investment Company Act.

Approved and Adopted Effective as of December 31, 2012.

EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are some examples of an indirect Pecuniary Interest in Securities:

1.           Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

“Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.           Your interest as a general partner in Securities held by a general or limited partnership.

3.           Your interest as a manager-member in the Securities held by a limited liability company.

4.  Your right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

You may, under certain circumstances, be deemed to have Beneficial Ownership of Securities held by a trust, if, for example, you are a trustee of a trust and either you or a member of your immediate family have a vested interest in the principal or income of the trust; you are the owner of a vested interest in a trust, or you are a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is only a summary of the meaning of “Beneficial Ownership.”  It is not the complete recitation of the meaning of Beneficial Ownership. For purposes of the attached Code of Ethics, “Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. If you have any questions regarding what constitutes “Beneficial Ownership,” you should contact the President of the Fund or his/her designee.

A-1

EXHIBIT B

AMENDED AND RESTATED
CODE OF ETHICS FOR
EAGLE CAPITAL GROWTH FUND, INC.
ACKNOWLEDGMENT (GRF---CCO---05)

I acknowledge that I have received and read the Amended and Restated Code of Ethics (“Code of Ethics”) of Eagle Capital Growth Fund, Inc.  I understand the provisions of the Code of Ethics, including my reporting obligations, and agree to abide by them.

I acknowledge that I have received and read the Code of Ethics for Financial Professionals of Eagle Capital Growth Fund, Inc.  I understand the provisions of the Code of Ethics for Financial Professionals and, at any time applicable to me, I agree to abide by them.

Name (Print):
Signature:
Date:Signature:	,201___

B-1

EXHIBIT C

EAGLE CAPITAL GROWTH FUND, INC.

INITIAL FINANCIAL SERVICES FIRM DISCLOSURE
AND REPORT OF SECURITIES HOLDINGS (GRF---CCO---02)

This report must be signed, dated and returned within 10 days of becoming an Access Person to David C. Sims, Chief Compliance Officer, Eagle Capital Growth Fund, Inc., 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202.

Access Person Name (Print): ____________________________              Date Became an Access Person: ______________, 20__

Brokerage Accounts:

☐	I do not have a direct or indirect beneficial interest in any account(s) with any financial services firm.

☐
I maintain account(s) with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you became an Access Person.

Name of Financial Services Firm(s)

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, including Fund shares, with the exception of (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies registered under the Investment Company Act, if:

You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.

  Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).

Company	Symbol	Purchase/	Trade	Settle	CUSIP	Quantity	Unit	Principal	Commissions	Fees	Net	Broker
		Sale	Date	Date			Price	Proceeds			Proceeds

☐	I have no securities holdings to report.

I certify that I have received the Eagle Capital Growth Fund, Inc. Amended and Restated Code of Ethics and have read it and understood its contents.  I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of a date no more than 45 days prior to the date I became an Access Person.

Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.

Signature:              _____________________________________________

Date:                      ________________________, 20___

EXHIBIT D

EAGLE CAPITAL GROWTH FUND, INC.
QUARTERLY REPORT OF SECURITIES TRANSACTIONS
AND FINANCIAL SERVICES FIRM DISCLOSURE (GRF---CCO--- 03)
FOR THE QUARTER ENDED ________________, 20___

This report must be signed, dated and returned within 30 days of the calendar quarter to David C. Sims, Chief Compliance Officer, Eagle Capital Growth Fund, Inc., 225 East Mason Street, Suite 802, Milwaukee, Wisconsin.

Access Person Name (Print): ____________________________

Securities Transactions During the Calendar Quarter:

The following is a record of my transactions in any security, including Fund shares, with the exception of (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies registered under the Investment Company Act, during the above-referenced quarter.

Company	Symbol	Purchase/	Trade	Settle	CUSIP	Quantity	Unit	Principal	Commissions	Fees	Net	Broker
		Sale	Date	Date			Price	Proceeds			Proceeds

D-1

☐	I have no securities transactions to report.

Brokerage Accounts Established During the Calendar Quarter:

☐	I did not establish any account(s) with any financial services firm during the calendar quarter in which any securities were held in which I had a direct or indirect beneficial interest.

☐
I established account(s) during the calendar quarter with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account was established during the calendar quarter which held securities for your direct or indirect benefit during the calendar quarter.

Name of Financial Services Firm(s)	Date Account Established

Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.

Signature:              _____________________________________________

Date:                      ________________________, 20___

D-2

EXHIBIT E

EAGLE CAPITAL GROWTH FUND, INC.
ANNUAL REPORT OF SECURITIES HOLDINGS
AND FINANCIAL SERVICES FIRM DISCLOSURE (GRF---CCO--- 04)
FOR THE YEAR ENDED DECEMBER 31, 20___

This report must be signed, dated and returned within 45 days after the end of the referenced year to David C. Sims, Chief Compliance Officer, Eagle Capital Growth Fund, Inc., 225 East Mason Street, Suite 802, Milwaukee, Wisconsin 53202.

Access Person Name (Print): ____________________________

Brokerage Accounts:

☐	I did not have a direct or indirect beneficial interest in any account(s) with any financial services firm as of the end of the referenced year.

☐
I maintained account(s) with the financial services firm(s) listed below as of the end of the referenced year. Please include the information required below for any broker, dealer or bank where an account was maintained which held securities for your direct or indirect benefit as of such date.

Name of Financial Services Firm(s)

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings as of the end of the referenced year, including Fund shares, with the exception of (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies registered under the Investment Company Act, if:

You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased prior to the end of the referenced year since the date of the brokerage statement which is attached. Use additional sheets if necessary.

Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).

Company	Symbol	Purchase/	Trade	Settle	CUSIP	Quantity	Unit	Principal	Commissions	Fees	Net	Broker
		Sale	Date	Date			Price	Proceeds			Proceeds

☐	I have no securities holdings to report.

I certify that I have received the Eagle Capital Growth Fund, Inc. Amended and Restated Code of Ethics (“Code of Ethics”) and have read it and understood its contents, have complied with the requirements of the Code of Ethics, and have disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.  I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of the end of the referenced year (excluding (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by open-end investment companies registered under the Investment Company Act).

Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.

Signature:              _____________________________________________

Date:                      ________________________, 20___

Eagle Capital Growth Fund, Inc.

Code of Ethics for Financial Professionals

Background

This Code of Ethics for Financial Professionals applies to the principal executive officer of Eagle Capital Growth Fund, Inc. (the “Fund”), all professionals serving as principal financial officer, principal accounting officer or controller, or persons serving similar functions, regardless of whether these individuals are employed by the Fund or a third party (collectively, the “Financial Professionals”), and the members of the Fund’s Board of Directors (the “Board”) as provided.

The purpose of this Code of Ethics is to set forth basic principles to guide you in your day to day activities as an executive officer and financial professional of the Fund and in your activities as members of the Board.  This Code of Ethics supplements and should be read together with the Fund’s Policies and Procedures, including the Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940.

This Code of Ethics cannot cover every legal or ethical issue that you may confront.  It is your responsibility to know and understand the laws applicable to your job responsibilities and to comply with both the letter and the spirit of these laws.  This requires that you avoid not only actual misconduct, but also even the appearance of impropriety.

Statement of Fundamental Principles

As a Financial Professional or member of the Board of the Fund, you must:

(a)           Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)           Take all reasonable measures to protect the confidentiality of non-public information about the Fund and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

(c)           Comply with applicable governmental laws, rules and regulations; and

(d)           Promptly report any possible violation of the Code of Ethics or Code of Ethics for Financial Professionals to the Compliance Officer (as defined below).

As a Financial Professional of the Fund, you must also produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Fund files with or submits to the Securities and Exchange Commission and in other public communications made by the Fund.  Members of the Board who are not Financial Professionals shall continue to be responsible for the Fund’s financial information as required by applicable law.

Practices

In furtherance of the Fund’s fundamental principles, the Fund’s Financial Professionals and/or members of the Board, as provided, must adhere to the following practices:

FINANCIAL PROFESSIONALS AND MEMBERS OF THE BOARD MUST ACT IN THE BEST INTERESTS OF THE FUND AND ITS SHAREHOLDERS AND THE PUBLIC

Fair Dealing

Financial Professionals and members of the Board must keep the best interests of the Fund and its shareholders paramount and endeavor to deal fairly with suppliers, brokers, the public and one another.  No one should take unfair advantage of anyone through manipulation, abuse of privileged information, misrepresentations of facts or any unfair dealing practice.

Gifts

Financial Professionals and members of the Board may not accept any investment opportunity, gift, gratuity, or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Fund or any affiliate thereof.  Financial Professionals and members of the Board may accept gifts from a single giver so long as the aggregate annual value does not exceed $100, and you may attend business meals, local sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and both you and the giver are present.

Conflicts of Interest

Financial Professionals and members of the Board have an obligation to act in the best interest of the Fund.  You should avoid any activity, interest, or association outside the fund that could impair their ability to perform your work objectively and effectively or that could give the appearance of interfering with your responsibilities on behalf of the Fund and its shareholders.

It is not possible to describe every situation in which a conflict of interest may arise.  The following, however, are examples of situations that may raise a conflict of interest (unless permitted by law and Fund policies):

▪	Accepting special favors as a result of your position with the Fund from any person or organization with which the Fund has a current or potential business relationship.

▪	Directing business to a supplier or broker owned or managed by, or which employs, a relative or friend.

You should promptly report any potential relationships, actions or transactions (including those involving family members) that reasonably could be expected to give rise to a conflict of interest to the person identified as the Compliance Officer (as defined below).

PROPRIETARY AND CONFIDENTIAL INFORMATION

Proprietary and confidential information generated and gathered in the Fund’s business is a vital Fund asset.  Protecting this information is critical to the Fund’s reputation for integrity and relationship with its shareholders, and ensures compliance with complex regulations governing investment companies.  Accordingly, you should maintain all proprietary and confidential information in strict confidence, except when disclosure is authorized by the Fund or required by law.

“Proprietary information” includes all non-public information that might be useful to competitors or that could be harmful to the Fund or its shareholders if disclosed.  It includes, for example, intellectual property, business plans, personal employee information and unpublished financial information.  You should also respect the property rights of other companies.

“Confidential information” is information that is not generally known to the public about the Fund, its shareholders, or other parties with whom the Fund has a relationship and that have an expectation of confidentiality.

Unauthorized use or distribution of proprietary or confidential information violates the Fund policy and could be illegal.  Such use or distribution could result in negative consequences for the Fund and the individuals involved, including potential legal or disciplinary actions.  Your obligation to protect the Fund’s proprietary and confidential information continues even after you leave employment with the Fund, and you have an obligation to return all such information in your possession upon departure.

PREVENT MISUSE OF INSIDE INFORMATION

Using inside information to trade securities or to “tip” a family member, friend, or any other person, is illegal.  All non-public information about the Fund or its shareholders or any other company that may have a significant impact on the price of a security, or that a reasonable investor would likely to consider important in making an investment decision, should be considered inside information.  You may never, under any circumstances, encourage others to trade, or recommend securities, based on inside information.

PROVIDE FAIR AND TRUTHFUL DISCLOSURES TO THE PUBLIC

The Fund has a responsibility under the law to communicate effectively so that the public is provided with full and accurate information in all material respects.  To the extent that you are involved in the preparation of materials for dissemination to the public, you should be careful to ensure that the information in these materials is truthful, accurate, and complete.  In particular, the Fund’s Financial Professionals shall endeavor to promote full, fair, accurate, timely and understandable disclosure in the Fund’s public communications, including documents that the Fund files with or submits to the United States Securities and Exchange Commission and any exchange upon which the Fund’s securities are listed.

MAINTAIN ACCURATE BOOKS AND RECORDS

The Fund must maintain accurate and complete books and records.  Every business transaction undertaken by the Fund must be recorded correctly and in a timely manner in the Fund’s books and records.  The Fund therefore expects each Financial Professional to be candid and accurate when providing information for these documents.  Financial Professionals are specifically prohibited from making false or misleading entries in the Fund’s books and records.  In particular, Financial Professionals must endeavor to ensure that financial information included in the Fund’s books and records is correct and complete in all material respects and complies with applicable accounting principles.  Board members who are not Financial Professionals shall continue to be responsible for the Fund’s financial information as required by applicable law.

INTERACTION WITH PUBLIC ACCOUNTANTS

You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Fund’s independent public auditors for the purpose of rendering the financial statements of the Fund misleading.

ACCOUNTABILITY

You understand that you will be held accountable for your adherence to this Code of Ethics for Financial Professionals.  Your failure to observe the terms of this Code of Ethics may result in disciplinary action, including termination of employment.  Violations of this Code of Ethics for Financial Professionals may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or the Fund.  You must acknowledge your receipt of this Code of Ethics for Financial Professionals by signing the attached acknowledgment and giving it to the Compliance Officer.

COMPLIANCE OFFICER

This Code of Ethics for Financial Professionals cannot anticipate every situation in which personal interests may be in conflict with interests of the Fund or its shareholders.  When any doubt exists regarding any Code of Ethics for Financial Professionals provision or whether a conflict of interest may exist or you have any questions regarding the best course of action in a particular situation, you should promptly contact the Compliance Officer designated by the Board.  The identity of the Compliance Officer, including name, voice telephone number, business address, e-mail address and facsimile telephone number will be provided to all persons to who this Code of Ethics applies.  You may choose to remain anonymous in reporting any possible violation of this Code of Ethics.  It is intended that any such reporting will be protected under any applicable “whistleblower” laws.

PROCESS FOR REPORTING AND DEALING WITH VIOLATIONS, WAIVERS AND AMENDMENTS

VIOLATIONS

Any and all suspected violations of this Code of Ethics must be immediately reported to the Compliance Officer designated by the Board of Directors.  If the reporting person deems it appropriate, suspected violations may instead be reported directly to the Disinterested Panel.  The Compliance Officer will have the responsibility of notifying the Disinterested Panel, as defined below, to review the alleged violation, to determine whether an actual violation of the Code has occurred and to recommend what remedial action should be taken, if any.  The Disinterested Panel’s recommendation will be presented at the next meeting of the Fund’s Board of Directors for approval or disapproval by a majority vote.  While serious consideration and deference to the recommendations of the Disinterested Panel shall be given, the Board as a whole retains the final decision on any issue pertaining to a violation of this Code of Ethics for Financial Professionals.  Violation of this Code of Ethics for Financial Professionals may subject Financial Professionals to reprimand, loss of Fund employment, or any other sanction which may lawfully be imposed by the Board.

WAIVER AND AMENDMENTS

No waiver1 or amendment to this Code of Ethics for Financial Professionals may be granted unless in writing and approved by the Board of Directors of the Fund.  Such approval may only be obtained through the following process:

1 “Waiver” means the approval by the Fund of a material departure from a provision of the Code of Ethics.

1.
Any proposed potential waiver or amendment to this Code of Ethics for Financial Professionals must first be brought by the Compliance Officer before a panel of the Fund’s Board members consisting of at least three (3) persons who are not “Interested Persons” defined under section 2(a)(19) of the Investment Company Act of 1940 (the “Disinterested Panel”).  No Interested Persons may be part of the Disinterested Panel.

2.	The Disinterested Panel shall review the proposal and either recommend approval or disapproval by a majority vote.

3.
The Disinterested Panel’s recommendation will be presented at a meeting of the Fund’s Board, at which time the Board will evaluate and vote on the proposal.  While the Fund’s Board as a whole retains the final decision as to approval or disapproval of any waiver or amendment to this Code of Ethics, it is expected that it will give serious consideration and deference to the recommendations of the Disinterested Panel.

All actions to be taken with respect to any waiver or amendment must be taken by the Disinterested Panel and the Board within a reasonable time.  Any action required under this Code of Ethics for Financial Professionals to be taken at a meeting of the Board may instead be taken by unanimous written consent pursuant to the Fund’s bylaws.

Any waiver or amendment to this Code of Ethics for Financial Professionals must be disclosed by the Fund within five (5) business days after the action is approved by the Board.  The Fund may either disclose the waiver or amendment on Form N-SAR or Form N-CSR, as applicable, or in the alternative, the Fund may use its Internet website as a method of disseminating the disclosure, but only if it previously has disclosed in its most recently filed Form N-SAR or Form N-CSR, as applicable, its intention to disclose these types of events on its Internet website and its Internet address is provided.  This type of information must be available on the Fund’s website for a 12-month period, and the Fund must retain the information for a period of not less than six years following the end of the fiscal year in which the amendment or waiver occurred.

The Fund intends to take action within a reasonable time regarding a material departure from the provisions of this Code of Ethics for Financial Professionals that has been made known to an executive officer.  Notwithstanding such intention, however, any implicit waiver2 by the Fund’s Board is also required to be disclosed.

December 31, 2012.

2 “Implicit waiver” means the Fund’s failure to take action within a reasonable period of time regarding a material departure from a provision of the Code of Ethics for Financial Professionals that has been made known to an executive officer.

Your Personal Commitment to the Fund’s Code of Ethics for Financial Professionals

(GRF---CCO---09)

I acknowledge that I have received and read the Fund’s Code of Ethics for Financial Professionals, dated December 31, 2012, and understand my obligations as a Financial Professional to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics for Financial Professionals does not constitute a contract of employment and violations may result in disciplinary action, including terminations of employment.

Please sign here:                                _______________________________                                                                           Date:________________

Please print your name:                                           _______________________________